EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                         ACCELR8 TECHNOLOGY CORPORATION

                                       AND


                                    DDX, INC.


                                JANUARY 10, 2001

TABLE OF CONTENTS
1.       Definitions
2.       Basic Transaction
         (a)      Purchase and Sale of Assets
         (b)      Assumption of Liabilities
         (c)      Purchase Price
         (d)      The Closing
         (e)      Deliveries at the Closing
3.       Representations and Warranties of the Seller
         (a)      Organization of the Seller
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Title to Assets
         (f)      Financial Statements
         (g)      Events Subsequent to Most Recent Fiscal Year End
         (h)      Undisclosed Liabilities
         (i)      Legal Compliance
         (j)      Real Property
         (k)      Intellectual Property
         (l)      Tangible Assets
         (m)      Inventory
         (n)      Notes and Accounts Receivable
         (o)      Powers of Attorney
         (p)      Insurance
         (q)      Litigation
         (r)      Product Warranty
         (s)      Product Liability

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         (t)      Employees
         (u)      Guaranties
         (v)      Environment, Health, and Safety
         (w)      Certain Business Relationships with OpTest
         (x)      Disclosure
4.       Representations and Warranties of the Buyer
         (a)      Organization of the Buyer
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
5.       Pre-Closing Covenants
         (a)      General
         (b)      Notices and Consents
         (c)      Operation of Business
         (d)      Preservation of Business
         (e)      Full Access
         (f)      Notice of Developments
         (g)      Exclusivity
6.       Post-Closing Covenants
         (a)      General
         (b)      Transition
         (c)      Confidentiality
         (d)      Covenant Not to Compete
7.       Conditions to Obligation to Close
         (a)      Conditions to Obligation of Buyer
         (b)      Conditions to Obligation of the Seller
8.       Remedies for Breaches of This Agreement
         (a)      Survival of Representations and Warranties
         (b)      Indemnification Provisions for Benefit of the Buyer
         (c)      Indemnification Provisions for Benefit of the Seller
         (d)      Matters Involving Third Parties
         (e)      Determination of Adverse Consequences
         (f)      Other Indemnification Provisions
9.       Termination
         (a)      Termination of Agreement
         (b)      Effect of Termination
10.      Miscellaneous
         (a)      Press Releases and Public Announcements
         (b)      No Third Party Beneficiaries
         (c)      Entire Agreement
         (d)      Succession and Assignment
         (e)      Counterparts
         (f)      Headings
         (g)      Notices
         (h)      Governing Law
         (i)      Amendments and Waivers

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         (j)      Severability
         (k)      Expenses
         (l)      Construction
         (m)      Incorporation of Exhibits
         (n)      Specific Performance
         (o)      Submission to Jurisdiction
         (p)      Tax Matters
         (q)      Bulk Transfer Laws

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                            ASSET PURCHASE AGREEMENT

     Agreement entered into on January 10, 2001, by and between Accelr8 Technology Corporation, a Colorado corporation (the "Buyer"), and DDx, Inc., a Colorado corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".

     This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the Liabilities) relating to the Seller's OpTest(TM) technology from the Seller in return for cash and the issuance of restricted shares of Buyer's common stock.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquired Assets" means all right, title, and interest in and to the following assets related to OpTest: (a) the partial leasehold set forth and described on Schedule 1.1(a), (b) the tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, and furniture) set forth on Schedule 1.1(b), (c) the Intellectual Property set forth on Schedule 1.1(c), together with all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) the agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, and other similar arrangements, and all rights thereunder, set forth on Schedule 1.1(d),
(e) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies set forth on Schedule 1.1(e), (f) books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials set forth on Schedule 1.1(f), and (g) any other assets listed on Schedule 1.1(g), provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation or (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

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     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Applicable Rate" means the prime rate of interest as published from time to time in the Wall Street Journal.

     "Assumed Liabilities" means only those Liabilities relating to OpTest set forth on the Schedule of Assumed Liabilities", including, without limitation, the liability for Rent Payments pursuant to 6(j) below, provided, however, that the Assumed Liabilities shall not include any other Liabilities.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer SEC Document" has the meaning set forth in ss.4(f) below.

     "Buyer Stock" means any share of common stock, no par value per share, of the Buyer.

     "Buyer Underwriter" has the meaning set forth in ss.6(h) below.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in ss.2(d) below.

     "Closing Date" has the meaning set forth in ss.2(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Confidential Information" means any information concerning the businesses and affairs of Seller or OpTest that is not already generally available to the public. Confidential Information shall not include any information which:

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     (a)  is already known to the Buyer at the time of disclosure as evidenced by written documents to which such party is lawfully entitled; or

     (b) is generally available to the public or becomes publicly known through no wrongful act of the Buyer; or

     (c) is lawfully received by the Buyer from a third-party without a duty of confidentiality to Seller and who had a legal right to provide it; or

     (d) is developed independently of knowledge of Confidential Information received by the Buyer from Seller; or

     (e)  is disclosed by Buyer with Seller's prior written approval.


     "Consulting Agreement" has the meaning set forth in ss.6(g) below.


     "Conversion Price" means the quotient of (x) the amount of Buyer's Cash as of the Closing Date, divided by (y) the number of shares of Buyer Stock issued and outstanding as of the Closing Date; provided, however, that if the Conversion Price is less than $1.30 it shall be deemed to be $1.30 and if the Conversion Price is greater than $1.40 it shall be deemed to be $1.40.

     "Disclosure Schedule" means the document delivered by the Parties on the date hereof that sets forth certain exceptions to the representations and warranties contained in this Agreement under captions referencing each and every Section to which such exceptions apply.

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "Escrow Agent" has the meaning set forth in ss.2(c) below.


     "Escrow Agreement" has the meaning set forth in ss.2(c) below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

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     "Financial Statement" has the meaning set forth in ss.3(g) and ss.4(e)
below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in ss.8(d) below.

     "Indemnifying Party" has the meaning set forth in ss.8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, extensions, reexaminations and any foreign counterpart or derivative's thereof, (b) all trademarks, service marks, trade dress, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), in each case relating to Seller's OpTest technology set forth in schedule 1.1(c).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.4(e) below.

     "Most Recent Fiscal Quarter End" has the meaning set forth in ss.4(e) below.

     "Most Recent Fiscal Year End" means the fiscal year ended July 31, 2000 for the Buyer and the fiscal year ended December 31, 1999 for the Seller.

     "OpTest" means the business and assets of Seller relating to the OpTest technology, including all associated assets, and those related liabilities specifically identified in the Schedule of Assumed Liabilities.

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     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Other Shareholder" has the meaning set forth in ss.6(h) below.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in ss.2(c) below.

     "Rent Payments" has the meaning set forth in ss.6(j) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology Transfer" has the meaning set forth in ss.2(c) hereof.

     "Third Party Claim" has the meaning set forth in ss.8(d) below.

     "Transition Expenditures" has the meaning set forth in ss.5(g) below.

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     2. Basic Transaction.

     (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

     (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

     (c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing $500,000 payable by certified check or wire transfer, and shares of Buyer Stock having a value of $2,500,000 (the "Purchase Price") as calculated below. The cash portion of the Purchase Price shall be reduced for any Transition Expenditures paid by Buyer for or on behalf of Seller, and increased by any Transition Expenditures paid by the Seller, in either case as set forth on
Schedule 5(g) hereto. The number of shares of Buyer Stock to be issued to the Seller shall be equal to the product of a fraction wherein the numerator is $2,500,000 and the denominator is the Conversion Price. In lieu of issuing any fractional shares, the Buyer will round any fraction up to the next whole share of Buyer Stock. The Buyer's financial information and the number of shares of Buyer Stock outstanding to be used to determine the Conversion Price shall be made a part of this Agreement at the time of Closing by the Buyer's certification of its Most Recent Balance Sheet and number of shares of Buyer Stock issued and outstanding on that date. The Buyer Stock issued at the Closing shall be placed in an escrow account, established by the Buyer at Buyer's expense with Computershare Investor Services (the "Escrow Agent"), pursuant to an escrow agreement to be agreed to by the parties and attached hereto as
Exhibit 2(c) (the "Escrow Agreement"). The Buyer Stock shall be released from the escrow by the Escrow Agent to Seller as follows: (A) 50% upon the consummation of one OpTest Technology Transfer event to a third party (the "First Event"), and (B) 50% upon the consummation of a second OpTest Technology Transfer event to a third party (the "Second Event"); without limitation as to the dollar value of either the First Event or the Second Event. It is the intent of the parties hereto that technology licenses, research and development agreements, government grants or contracts, mergers, acquisitions, joint ventures, strategic alliances, materials transfer agreements and all such similar arrangements shall be considered to qualify as technology transfer events under this Agreement (any such event, a "Technology Transfer"). If no such Technology Transfer events are consummated within the twelve months following the Closing of this Agreement, then the Buyer Stock shall be released from the escrow by the Escrow Agent to Buyer.

     (d) Contingent Issuance of Shares. In the event that the litigation referred to in the Disclosure Schedule as "Buyer Litigation" results in any monetary settlement, or any non-appealable assessment or assessments against the Buyer of any penalties, fines, damages, or judgments (the "Amount Paid for Buyer Litigation"), which aggregate in excess of $500,000, then Buyer shall issue additional shares of Buyer Stock to Seller as follows: (i) if the Amount Paid for Buyer Litigation is greater than $500,000 and less than $1,000,000, then Buyer shall issue Seller an additional 150,000 shares of Buyer Stock, and (ii) if the Amount Paid for Buyer Litigation is greater than $1,000,000 then Buyer shall issue Seller an additional 150,000 shares of Buyer Stock. For example, if

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the Amount Paid for Buyer Litigation were equal to $1,000,001 then Buyer would issue 300,000 additional shares of Buyer Stock, and if the Amount Paid for Buyer Litigation were $1,000,000, then Buyer would issue 150,000 additional shares of Buyer Stock.

     (e) The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schlueter & Associates, P.C. in Denver, Colorado, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than January 31, 2001.

     (f) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including the sublease attached as Exhibit 2(f) and Intellectual Property transfer documents) and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request;
(iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption agreement and (B) such other instruments of assumption as the Seller and its counsel may reasonably request; (v) the Buyer will deliver to the Seller and the Escrow Agent the Purchase Price as specified in ss.2(c) above; (vi) the Seller, Buyer and Escrow Agent will deliver executed copies of the Escrow Agreement; and (vii) the Buyer will deliver executed copies of the Consulting Agreement.

     3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the Disclosure Schedule.

     (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment,

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order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

     (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the Acquired Assets, free and clear of all Security Interests or restrictions on transfer.

     (f) Not Used in this Agreement

     (g) Undisclosed Liabilities. The Seller has no Knowledge of any Liability (or any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) that could affect the Acquired Assets, except for the Assumed Liabilities.

     (h) Legal Compliance. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where the failure so to comply would not have a material Adverse Effect on OpTest, and to the Seller's Knowledge no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging such failure so to comply.

     (i) Real Property.

     No real property is owned by the Seller. With respect to the partial leasehold described in Schedule 1.1(a):

     (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

     (B) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);

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     (C) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (D) no party to the lease has repudiated any provision thereof;

     (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

     (F) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

     (G) the leasehold is supplied with utilities and other services necessary for the operation of said facilities.

     (j) Intellectual Property.

     (i) Seller owns and possesses all right, title and interest in (free and clear of any Security Interest, license, or other restriction), or has the right to use pursuant to license, sublicense, agreement, or permission, all Intellectual Property necessary for the operation of the OpTest business as presently conducted. Each item of Intellectual Property owned or used by the Seller in the OpTest business immediately prior to the Closing hereunder will be owned or available for use by the Buyer on substantially identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all action reasonably required to maintain and protect each item of Intellectual Property related to the Acquired Assets. No claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made against Seller or, to the Knowledge of Seller, is threatened.

     (ii) To the Knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties and, to the Knowledge of Seller, no infringement or misappropriation or conflict will occur as a result of the continued operation of the OpTest business as currently conducted. The Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party relating to OpTest). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights.

     (iii) With respect to each item of Intellectual Property:

          (A) each item is free from any outstanding injunction, judgment, order, decree, ruling, or charge;

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          (B) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (C) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     The transactions contemplated by this Agreement shall have no material adverse effect on any of the Intellectual Property. The Seller has no actual knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete the OpTest technology. Seller has taken all necessary and desirable action to protect the Intellectual Property so as not to adversely effect the validity or enforcement of such Intellectual Property.

     (k) Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets used in the conduct of the OpTest business. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (l) Inventory. The inventory of the Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are fit for the purpose for which they were procured or manufactured, and none of which is obsolete, damaged, or defective in any material way.

     (m) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller that directly relate to OpTest.

     (n) Insurance. With respect to each insurance policy covering the Acquired
Assets: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) the Seller is not in breach or default and has no Knowledge that any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Acquired Assets have been covered during the past 10 years by insurance in scope and amount customary and reasonable for such assets during the aforementioned period.

     (o) Litigation. With respect to OpTest the Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is not a party nor is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the directors and officers (and employees with responsibility for litigation matters) of the Seller has Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation against the Seller with respect to OpTest.

     (p) Product Warranty. Each product manufactured, sold, leased, or delivered by the Seller related to OpTest has been in conformity with all applicable contractual commitments and all express and implied warranties (as applicable), and to the Seller's Knowledge the Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

     (q) Product Liability. The Seller has no Liability (and to the Seller's Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller relating to OpTest.

     (r) Employees. Seller has no employees who are primarily involved with OpTest other than Michael R. McClurg.

     (s) Environment, Health, and Safety.

          (i) The Seller, and its predecessors and Affiliates, in developing, deploying, and transferring OpTest, have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller, and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws, in connection with the Seller's use of the Acquired Assets.

          (ii) The Seller has no Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law, related to the Acquired Assets.

          (iii) All properties and equipment used in connection with the Acquired Assets have been free of PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (t) Restricted Securities. The Seller is purchasing the Buyer Stock for investment and not with a view to any sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The

Seller understands and agrees that the Buyer Stock issued at the Closing will be "restricted securities" and, accordingly, that it must be held indefinitely unless it is subsequently registered under applicable securities laws, or an exemption from such registration requirements is available. The Seller represents that it is aware of, and is able to bear the economic risk of, such securities, and that the Seller's representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of holding such securities.

     (u) Certain Business Relationships. None of the Seller's shareholders or their Affiliates owns any asset, tangible or intangible, related to the OpTest business.

     (v) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule.

     (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

     (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     (e) Financial Statements. Attached hereto as Exhibit 4(e) are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, and changes in cash flow as of and for the Most Recent Fiscal Year End for the Buyer; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, and changes in cash flow (the "Most Recent Financial Statements") as of and for the 3 months ended October 31, 2000 (the "Most Recent Fiscal Quarter End") for the Buyer. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods, are correct and complete, and are consistent with the books and records of the Buyer (which books and records are correct and complete).

     (f) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. Without limiting the generality of the foregoing, since that date:

          (i) the Buyer has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Buyer has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

          (iii) no party (including the Buyer) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Buyer is a party or by which any of them is bound;

          (iv) the Buyer has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Buyer has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

          (vi) the Buyer has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

          (vii) the Buyer has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $100,000 in the aggregate, and has not engaged in any transaction involving an issuance of securities under the Securities Act;

          (viii) the Buyer has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Buyer has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

          (x) the Buyer has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) the Buyer has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xii) the Buyer has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xiii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Buyer; and

          (xiv) the Buyer has not committed to any of the foregoing.


     (g) Undisclosed Liabilities. The Buyer has no Liability (and the Buyer has no Knowledge of any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in the notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

     (h) Legal Compliance. The Buyer has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where the failure so to comply would not have a material Adverse Effect on the Buyer, and to the Buyer's Knowledge no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging such failure so to comply.

     (i) Commission Reports and Financial Statements. The Buyer has filed with the Commission and has made available to the Seller true and complete copies of all forms, reports, schedules, statements, and other documents filed by it since December 15, 1995 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "Buyer SEC Document"). The Buyer's Form 10-KSB for the fiscal year ended July 31, 2000, and Buyer's Form 10-QSB for the quarter ended October 31, 2000, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act, and the applicable rules and regulations of the Commission thereunder. The financial statements of the Buyer and its subsidiaries included in Buyer's Form 10-KSB for the fiscal year ended July 31, 2000, and in the Buyer's Form 10-QSB for the quarter ended October 31, 2000, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Buyer as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     (j) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in ss.7 below).

     (b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in ss.3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

     (c) Full Access to Buyer. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to OpTest.

     (d) Full Access to Seller. The Buyer will permit representatives of the Seller to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer, to all premises, books, records (including Tax records), contracts, and documents of the Buyer.

     (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(e), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (f) Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of OpTest or the Acquired Assets from Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (g) Transition Expenditures. The Buyer agrees that certain expenditures made or to be made by the Seller relating to OpTest relate in whole or in part to the future benefit, protection and maintenance of the Acquired Assets. Such expenditures, set forth by type and not by amount on Schedule 5(g) hereto (the "Transition Expenditures"), will be paid by the Buyer to the Seller at the Closing, or upon the termination of this Agreement by either party pursuant to ss.9 below. If Buyer pays any such Transition Expenditures for or on behalf of Seller then such expenses shall be deducted from the Purchase Price at Closing as described in ss.2(c).

     (h) Operation of Business. The Buyer will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Buyer will not declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (other than in connection with the Buyer's ongoing repurchase program). The Buyer will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to OpTest.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving OpTest, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

     (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate from maintaining the same business relationships with the Buyer and OpTest after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to OpTest to the Buyer from and after the Closing.

     (d) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e) Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not engage directly or indirectly in any business that is competitive with OpTest; provided, however, that no owner of less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to engage in any business that is competitive with OpTest solely by reason thereof. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f) Development Commitment. Buyer will invest a minimum of $1,000,000 during the twelve months following the Closing in the further development of the OpTest technology being transferred under this Agreement. Any expenditures or commitments for expenditures made by any third party under the First and Second

Events shall be credited against Buyer's $1,000,000 development commitment pursuant to this ss.6(f). If there are any funds left in the development commitment budget after the First and Second Events, Buyer at its option may either apply the excess to a third technology transfer event or retain the balance.

     (g) Technology Transfers; Retention of Consultant. The Buyer will use its best efforts to effect the Technology Transfers, and will not unreasonably refuse any offer, from any party, to enter a transaction that would constitute a Technology Transfer. The Buyer hereby agrees to engage the services of Michael
R. McClurg as a consultant to assist the Buyer in the identification and negotiation of potential parties to participate in Technology Transfers. The terms and conditions of Mr. McClurg's retention shall be set forth in an agreement substantially in the form of Exhibit 6(g) hereto (the "Consulting Agreement"), and shall include compensation for Mr. McClurg's services at a mutually agreeable consulting rate and out-of-pocket expense reimbursement.

     (h) Piggyback Registration.

          (i) If the Buyer proposes to file, at any time on or after the Closing Date, any registration statement under the Securities Act with respect to an offering by Buyer for its own account, or an offering for the account of any shareholder of the Buyer or any group of such shareholders (each, an "Other Shareholder") (other than a registration statement on Form S-4 or S-8 or any successor forms or any other forms not available for registering capital stock for sale to the public), the Buyer shall give written notice of such proposed filing to the Seller at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including whether the offering will be underwritten and those jurisdictions where registration under the securities or blue sky laws is intended) and offer the Seller the opportunity to register the number of shares of Buyer Stock as it may request. The Buyer shall use its best efforts, within 10 days of the notice provided for in the preceding sentence, to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Buyer Underwriter") to permit the Seller to include such Buyer Stock in such offering on the same terms and conditions as the securities of the Buyer or the Other Shareholders included therein, including execution of an underwriting agreement in customary form.

     If the Buyer Underwriter advises the Buyer in writing that in its opinion the total number or dollar amount of Buyer Stock requested to be included in such registration exceeds the number or dollar amount of shares of the Buyer Stock that can be sold in such offering, the Buyer will include in such offering: (1) first, all shares of Buyer Stock the Buyer proposes to sell; (2) second, up to the full number or dollar amount of shares of Buyer Stock requested by the Seller and any Other Shareholders having a "piggy-back" registration right, to be included to the extent that, in the opinion of the Buyer Underwriter, such additional shares of Buyer Stock in excess of the number or total dollar amount of shares of Buyer Stock the Buyer proposes to sell, can be sold, allocated to the Seller and the Other Shareholders of the Buyer Stock on a pro-rata basis. For this purpose, the pro-rata share of the Seller and each Other Shareholder shall be the percentage determined by dividing the number of shares of Buyer Stock requested to be included in such registration by each such holder divided by the total number of shares of Buyer Stock to be included in such registration in excess of the shares included by the Buyer.

          (ii) Whenever registration of Buyer Stock has been requested by Seller pursuant to this ss.6(h) and the Buyer Stock is being registered, the Buyer shall use its best efforts to effect the registration and sale of such Buyer Stock in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Buyer shall, as expeditiously as possible:

               (A) prepare and file with the Commission (as promptly as practicable, but in any event not later than 120 days after receipt of a request to file a registration statement with respect to Buyer Stock) a registration statement on any form for which the Buyer then qualifies or which counsel for the Buyer shall deem appropriate and which form shall be available for the sale of such Buyer Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Buyer shall (A) provide Seller with an adequate and appropriate opportunity to comment upon the disclosure in the registration statement relating to Seller and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, and (B) notify Seller of any stop order issued or threatened by the Commission and take reasonable action to prevent the entry of such stop order or to remove it if entered;

               (B) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 24 months or such shorter period which will terminate when a sufficient number of shares of Buyer Stock covered by such registration statement have been sold so that the remaining shares of Buyer Stock may be sold at one time pursuant to Rule 144 (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable;

               (C) as soon as reasonably possible, furnish to each seller of Buyer Stock, prior to filing a registration statement, copies of such registration statement as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Buyer Stock owned by such seller;

               (D) use reasonable efforts to register or qualify such Buyer Stock under such other securities or blue sky laws of such jurisdictions as any seller of Buyer Stock reasonably requests, and to continue such qualification in effect in such jurisdictions until the earlier of (i) 24 months from the date of initial effectiveness of the registration statement, or (ii) the date that any shares remaining unsold may be sold pursuant to Rule 144, or (iii)the date that all of such Buyer Stock is sold. The Buyer shall not be obligated to effect, or take any action to effect, any such registration or qualification in any particular jurisdiction in which the Buyer would be required to execute a general consent to service of process in effecting such registration or qualification unless the Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; and

               (E) notify each seller of Buyer Stock at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Buyer shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Buyer Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

               (F) use reasonable efforts to take all other steps necessary to effect the registration of the Buyer Stock contemplated hereby and provide reasonable cooperation with each seller of Buyer Stock to facilitate the disposition of Buyer Stock pursuant thereto.

          (iii) Buyer will pay all costs and expenses incident to the performance of its obligation under this ss.6(h), including the fees and expenses of its counsel, the fees and expenses of its accountants, all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplement thereto, the costs incurred in connection with the qualification of the Buyer Stock under the laws of various jurisdictions (including fees and disbursements of its counsel), and the cost of furnishing to the sellers under the registration statement of each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to the delivery of the Buyer Stock to any underwriter or underwriters, but not any underwriting commission charged to Seller.

     (i) Preservation of Exemptions. Notwithstanding the availability of the piggyback registration rights set forth in ss.6(h), Buyer acknowledges that in the event the registration statement referred to therein does not become effective, or in the event there shall be a default in the undertaking by the

Buyer of its obligations pursuant to ss.6(h), the Seller may be required to rely upon an exemption under the Securities Act for the purpose of disposing of the Buyer Stock received pursuant to this Agreement. Accordingly, with a view to making available to the Seller the benefits of Rule 144 promulgated under the Securities Act, and any other rule or regulation of the Commission that may at any time permit the Seller to sell such Buyer Stock to the public without registration, the Buyer shall (a) make and keep "public information" available, as such terms are contemplated and defined in Rule 144, (b) file with the Commission in a timely manner all reports and other documents required of the Buyer under the Securities Act (if any) and the Exchange Act, and (c) furnish to the Seller, so long as the Seller owns any of the Buyer Stock contemplated hereby, forthwith upon request (I) a written statement by the Buyer that it has complied with the reporting requirements necessary to enable the Seller to sell such Buyer Stock pursuant to Rule 144, (ii) a copy of the most recent annual or quarterly report of the Buyer, and (iii) such other reports and documents so filed by the Buyer as may be reasonably requested in availing the Seller of any rule or regulation of the Commission permitting the selling of securities without registration.

     (j) Covenant to Sublease. The Buyer and the Seller will execute a sublease in substantially the form set forth in Exhibit 2(f), and the Seller will use its best efforts to secure the landlord approval required by such sublease. The Buyer will not take possession of the partial leasehold transferred hereby, or assert any right to do so, unless and until such sublease has been executed by the Buyer, the Seller and the landlord pursuant to the terms thereof.

     (k) Covenant to Protect Intellectual Property. For a period equal to the shorter of one year from the Closing Date or that date that all of the shares held in escrow pursuant to ss.2(c) are released from the escrow, the Buyer will take any action reasonably required or advisable to secure, maintain, protect and defend the Intellectual Property relating to or included in the Acquired Assets. At any time subsequent to the Closing Date, Buyer shall pursue legal action against third party infringers of the Intellectual Property, provided that at any time subsequent to the release of the shares held in escrow pursuant to ss.2(c), Buyer shall be excused from taking such action if in the reasonable judgement of Buyer's Board of Directors the costs associated with such action exceed the benefits associated. If Buyer fails to take such actions, in addition to Seller's other remedies, Seller may secure, maintain, protect and defend such Intellectual Property at Seller's own expense. In addition, if Buyer fails to, or determines that it will not, secure, maintain, protect or defend any Intellectual Property, Buyer shall give Seller prior written notice of such fact in a manner such that Seller will have adequate time to secure, maintain, protect or defend such Intellectual Property.


     7. Conditions to Obligation to Close.
        ----------------------------------

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Seller shall have procured all of the third party consents specified inss.5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the OpTest businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


          (v) the Seller shall have delivered to Buyer all items required to be delivered under ss.2(e) above, and all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

          (vi) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(v) is satisfied in all respects.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; (iii) the Buyer shall have delivered to Seller and the Escrow Agent all items required to be delivered under ss.2(e) above, and all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller; and

          (iii) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects.

          (iv) the landlord shall have consented to the transfer of the partial leasehold set forth in Schedule 1.1(a), in accordance with the terms of the sublease attached as Exhibit 2(f).

The Seller may waive any condition specified in this ss.7(b) if it executes a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and for a period of one year thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Benefit of the Buyer. Seller shall indemnify Buyer as set forth below, provided, however, that any indemnification hereunder shall be satisfied first by the return to the Buyer by the Escrow Agent of any Buyer Stock not released to the Seller under the terms of this Agreement and the Escrow Agreement. Such Buyer Stock shall be valued at the greater of (x) the average closing price quoted on the Nasdaq or other applicable trading system for he fifteen trading days prior to the Buyer giving notice of such indemnification claim to Seller pursuant to ss.10(g), and (y) the Conversion Price; and the Seller shall make no payment for indemnification under this ss.8(b) until after such release of Buyer Stock is effectuated and accounted for.

          (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.10(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller contained in ss.3(f)-(i) and ss.3(l)-(w) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

          (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

               (A) any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

               (B) any Liability of the Seller for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), or

               (C) any Liability of the Seller for the unpaid Taxes of any Person (including the Seller and its Subsidiaries) under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) Indemnification Provisions for Benefit of the Seller.

          (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.10(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Buyer shall not have any obligation to indemnify the Seller from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer until the Seller has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point the Buyer will be obligated to indemnify the Seller from and against all such Adverse Consequences relating back to the first dollar).

          (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

     (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

     (f) Limitation on Indemnification. Notwithstanding anything to the contrary contained herein, in no case shall Seller's aggregate indemnification obligations under this ss.8 exceed the Purchase Price.

     (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

     9. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:


          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2001, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2001, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. . If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party, except for any Liability of any Party then in breach, and except for any Liability owed by the Buyer to the Seller for the Transition Expenditures as provided in ss.5(g) above and Schedule 5(g) hereto.

     10. Miscellaneous.
         --------------

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure, and to ensure the protection of all Confidential Information to the maximum extent allowed by such requirements).

     (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:

     DDx, Inc.
     7000 Broadway, Suite 3-305
     Denver, CO 80221
     Attention: Michael R. McClurg
     Telephone: (303)440-5894
     Facsimile: (303) 427-2106

     Copy to:

     Faegre & Benson, LLP
     2500 Republic Plaza
     370 Seventeenth Street
     Denver, CO 80202
     Attention: Julie Bernard, Esq.
     Telephone: (303) 820-0628
     Facsimile: (303) 820-0600

     If to the Buyer:

     Accelr8 Technology Corporation
     303 East 17th Avenue, Suite 108
     Denver, CO 80203
     Attention: Thomas V. Geimer
     Telephone: (303)863-8088
     Facsimile: (303) 863-1218


Copy to:

     Henry F. Schlueter
     Schlueter & Associates, P.C.
     1050 Seventeenth Street, Suite 1700
     Denver, CO 80265
     Telephone: (303) 292-3883
     Facsimile: (303) 296-8880

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the board of directors has approved this Agreement will be subject to the restrictions contained in the applicable corporation statute. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m) Incorporation of Schedules and Exhibits. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in ss.10(g) above. Nothing in this ss.10(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (p) Tax Matters. Buyer and Seller shall, on or prior to the Closing Date, jointly prepare and agree upon a schedule (the "Allocation Schedule") allocating the Purchase Price and the Assumed Liabilities among the Acquired Assets in accordance with Treas. Reg. 1.1060-1T (or any comparable provision of state or local tax law) or any successor provision. Seller and Buyer each agree to report and file all Tax returns (including amended Tax returns and claims for refund) consistent with the Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Seller and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

     (q) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     (r) Confidentiality. Buyer shall keep confidential, using procedures no less stringent than those used with respect to its own proprietary, confidential and private information, all Confidential Information except to the extent that disclosure of such information is required by law. Seller shall maintain as confidential and shall not use or disclose (except as required by law or as authorized in writing by Buyer or if the information becomes publicly known other than through the actions or inactions of Seller) any Confidential Information or materials directly related to the Acquired Assets. In the event any party hereto is required by law to disclose any Confidential Information, such party shall promptly notify each other party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other party to preserve the confidentiality of such information consistent with applicable law.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                         ACCELR8 TECHNOLOGY CORPORATION


By:  /s/
   ------------------------------
          Thomas V. Geimer, Chairman


                                    DDx, INC.
By:  /s/
   ------------------------------
          Michael R. McClurg, President